Exhibit 7 to Form T-1

Bank Call Notice

RESERVE DISTRICT NO. 2

CONSOLIDATED REPORT OF CONDITION OF

JPMorgan Chase Bank

of 270 Park Avenue, New York, New York 10017

and Foreign and Domestic Subsidiaries,

a member of the Federal Reserve System,

at the close of business September 30, 2003, in

accordance with a call made by the Federal Reserve Bank of this

District pursuant to the provisions of the Federal Reserve Act.

Dollar Amounts

   ASSETS

  in Millions

Cash and balances due from depository institutions:

Noninterest-bearing balances and

currency and coin .....................................................………

$  17,578

Interest-bearing balances ..........................................………

9,823

Securities:

Held to maturity securities.................................................………

210

Available for sale securities...............................................………

  57,792

Federal funds sold and securities purchased under

agreements to resell ..................................................……….

Federal funds sold in domestic offices

               9,491

Securities purchased under agreements to resell

             91,241

Loans and lease financing receivables:

Loans and leases held for sale……………………………….

  35,681

Loans and leases, net of unearned income         $170,168

Less: Allowance for loan and lease losses               3,448

Loans and leases, net of unearned income and

allowance ...............................................…………………….                                 166,720

Trading Assets ..................................................................……….                                  178,938

Premises and fixed assets (including capitalized leases).................                                     6,057

Other real estate owned .....................................................………                                         110

Investments in unconsolidated subsidiaries and

associated companies.................................................………                                          732

Customers’ liability to this bank on acceptances

outstanding ................................................................………                                          260

Intangible assets

Goodwill…………………………………………………….

2,198

Other Intangible assets………………………………………

4,096

Other assets ......................................................................……….

57,193

TOTAL ASSETS ..............................................................………

        $638,120

                                                                                                                        ==========

LIABILITIES

Deposits

In domestic offices ...................................................……………….

$188,866

Noninterest-bearing ..................................... $76,927

Interest-bearing ..........................................   111,939

In foreign offices, Edge and Agreement

subsidiaries and IBF's .......................................................................

124,493

     Noninterest-bearing……......................             $ 6,439

Interest-bearing ....................................         118,054

Federal funds purchased and securities sold under agree-

ments to repurchase:

Federal funds purchased in domestic offices

4,679

Securities sold under agreements to repurchase

82,206

Trading liabilities .................................................................…………….

  136,012

Other borrowed money (includes mortgage indebtedness

and obligations under capitalized leases)……………………………

 24,937

Bank's liability on acceptances executed and outstanding………………..

260

Subordinated notes and debentures ...................................……………….

8,040

Other liabilities ......................................................................…………….

31,270

TOTAL LIABILITIES ................................................................…………

600,763

Minority Interest in consolidated subsidiaries …………………………….

  358

EQUITY CAPITAL

Perpetual preferred stock and related surplus……………………………..

0

Common stock ......................................................................……………..

1,785

Surplus  (exclude all surplus related to preferred stock).………………….

16,306

Retained earnings………………………………………………………….

18,875

Accumulated other comprehensive income………………………..

33

Other equity capital components………………………………………….

0

TOTAL EQUITY CAPITAL ......................................................…………

   36,999

______

TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL

$638,120

     ==========

I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has

been prepared in conformance with the instructions issued

by the appropriate Federal regulatory authority and is true

to the best of my knowledge and belief.

JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness

of this Report of Condition and declare that it has been

examined by us, and to the best of our knowledge and

belief has been prepared in conformance with the in-

structions issued by the appropriate Federal regulatory

authority and is true and correct.

WILLIAM B. HARRISON, JR.

)

LAWRENCE A. BOSSIDY

) DIRECTORS

ELLEN V. FUTTER

)